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                                                                     EXHIBIT 5.1


                             ANDREWS & KURTH L.L.P.
                     10001 Woodloch Forest Drive, Suite 200
                           The Woodlands, Texas 77380


                                  May 15, 2003


Board of Directors
Sterling Bancshares, Inc.
2550 North Loop West, Suite 600
Houston, Texas 77092

Ladies and Gentlemen:

         We have acted as counsel to Sterling Bancshares, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the issuance of 2,150,000 shares (the "Plan Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), pursuant to the Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan (the "Plan").

         In connection herewith, we have examined the Plan, Registration Statement, copies of such statutes, regulations, corporate records and documents, certificates of public and corporate officials and other agreements, contracts, documents and such other instruments as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We have also relied, to the extent we deem such reliance proper, upon information supplied by officers and employees of the Company with respect to various factual matters material to our opinion.

         Based upon the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that the Plan Shares have been duly authorized, and upon issuance thereof by the Company and payment therefor pursuant to the Plan, will be validly issued and will constitute fully paid and nonassessable shares of Common Stock.

         We express no opinion other than as to the federal laws of the United States of America and the Texas Business Corporation Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Exhibits" therein. In giving this consent we do not admit that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                                Very truly yours,

                                                /s/ ANDREWS & KURTH L.L.P.